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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



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         Date of Report (Date of earliest event reported): July 19,2000




                                Today's Man, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)



       Pennsylvania                     0-20234                 23-1743137
       ------------                     -------                 ----------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)




                                835 Lancer Drive
                          Moorestown, New Jersey 08057
                          ----------------------------
                         (Address of principal executive
                          offices, including zip code)





                                  856-235-5656
                                  ------------
               Registrant's telephone number, including area code

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         Item 5:           Other Events.
         -------

         MOORESTOWN, New Jersey - July 19, 2000 -- Today's Man, Inc. (Nasdaq National Market: TMAN, TMANW), today announced that the Company's Board of Directors has exercised its option to cancel the previously announced 1-for-4 reverse stock split. The plan, which was announced on June 16, 2000, called for the exchange of one share of common stock for every four shares of outstanding common stock. The Board of Directors had reserved the right to abandon the plan at any time prior to the shareholders vote at the Company's annual meeting on July 20, 2000.

         After analysis of the declining market valuation of the Company's stock since the announcement, the Board of Directors determined that the planned reverse split would be unlikely to increase the share price enough to satisfy the $1.00 minimum bid price per share requirement of the Nasdaq National Market beyond the near term. Because continued listing on the Nasdaq National Market could not be assured for the foreseeable future, management believes that the transaction would be unlikely to enhance shareholder value.


                                       -1-

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TODAY'S MAN, INC.

                                     By: /s/ Frank E. Johnson
                                         --------------------------------------
                                         Frank E. Johnson, Executive Vice
                                         President and Chief Financial Officer



Dated: July 19, 2000